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                                                                Exhibit 10.23.10

                          EIGHTIETH AGREEMENT AMENDING
                        NEW ENGLAND POWER POOL AGREEMENT
                                (GIS AGREEMENT)

     THIS EIGHTIETH AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of October 12, 2001 ("Eightieth Agreement"), amends the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

     WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

     WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, the most recent amendment dated as of September 24, 2001; and

     WHEREAS, the Participants desire to amend the NEPOOL Agreement, including the NEPOOL Tariff, to reflect the revisions detailed herein.

     NOW, THEREFORE, upon approval of this Eightieth Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the NEPOOL Agreement, the Participants agree as follows:

                                   SECTION 1
                         AMENDMENT TO NEPOOL AGREEMENT

1.1 Amendment to Section 19.3(a) of the NEPOOL Agreement. The following is added at the end of Section 19.3(a) of the NEPOOL Agreement:

     Without limiting the generality of the foregoing, the Restructuring
     Expense shall also include all expenses incurred by NEPOOL in connection with its generation information system (the "GIS"), including without limitation all amounts payable by NEPOOL to the entity or entities that develop, administer, operate and maintain the GIS for those services; provided, however, that such amounts will be allocated to and paid by the Participants that, with respect to their retail loads, are subject from time to time to any statutes, regulations or orders or decisions of courts and governmental agencies in effect in New England requiring (a) the disclosure of the fuel source, emissions and/or other attributes of the generation used in providing electric service to retail customers, (b) the inclusion of specified amounts of generation with particular attributes in the generation used in providing electric service to retail customers, and/or (c) that generation falling within specified emission limits be used to serve retail customers, with such allocation

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       and payment to be made according to the direction of the Participants
       Committee from time to time.



                                   SECTION 2
                           AMENDMENT TO NEPOOL TARIFF

2.1 Amendment to Section 3.3(a) of the NEPOOL Billing Policy. Section 3.3(a) of the NEPOOL Billing Policy included as Attachment N to the NEPOOL Tariff shall be amended as follows:

       Priority of Payments. The ISO shall use moneys received by it from Participants and Non-Participant Transmission Customers to pay all amounts due to the ISO under the ISO Tariff, the ISO Capital Funding Tariff and the ISO Agreement and all amounts due to the ISO for acting as Project Manager for NEPOOL's generation information system (the "GIS") before making any payments to any Participants or Non-Participant Transmission Customers. After paying all amounts due to the ISO but prior to making any payments to any Participants or Non-participant Transmission Customers, the ISO shall use moneys received by it from Participants and Non-Participant Transmission Customers to pay all amounts due from NEPOOL to the entity or entities that develop, administer, operate and maintain the GIS for those services.

2.2 Amendment to Section 3.3(f)(i) of the NEPOOL Billing Policy. The first sentence of Section 3.3(f)(i) of the NEPOOL Billing Policy included as Attachment N to the NEPOOL Tariff shall be amended to read as follows:

       If and to the extent that the procedures described in clauses (b), (c),
       (d) and (e) above do not yield sufficient funds to pay all Remittance Advice amounts in full (after payment of amounts due to the ISO and to the entity or entities that develop, administer, operate and maintain the GIS for those services, in accordance with clause (a) above) or the date such Payments are due, the ISO shall reduce Payments to those Participants owed monies for that billing period (the "Default Period"), pro rata based on the amounts owed to such Participants, to the extent necessary to clear its accounts by the close of banking business on the date such Payments are due.



                                   SECTION 3
                                 MISCELLANEOUS

3.1 This Eightieth Agreement shall become effective on January 1, 2002, or on such other date as the Commission shall provide that the amendments reflected herein shall become effective.

3.2 Terms used in this Eightieth Agreement that are not defined herein shall have the meanings ascribed to them in the NEPOOL Agreement.


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